UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2010

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Retirement of Current Chief Operating Officer

On October 12, 2010, Gerard S. Carlozzi, the Executive Vice President and Chief Operating Officer of Integra LifesSciences Holdings Corporation (the "Company"), informed the Company’s Board of Directors (the "Board") that he will be retiring when the term of his employment agreement expires on January 4, 2011. In connection with his retirement, Mr. Carlozzi resigned as an officer and employee of the Company, effective as of January 4, 2011.

(c)

Appointment of New President and Chief Operating Officer and Change in Titles of Other Executive Officers

On October 12, 2010, the Board appointed Peter J. Arduini as the Company’s President and Chief Operating Officer, effective as of November 1, 2010, filling the Chief Operating Officer position being vacated by Mr. Carlozzi. Effective on November 1, 2010, Mr. Carlozzi will continue as Executive Vice President until January 4, 2011. Effective on November 1, 2010, Stuart M. Essig, the Company’s current President and Chief Executive Officer, will continue as Chief Executive Officer. Mr Essig consented to the change in his title and to the appointment of Mr. Arduini as President and Chief Operating Officer. In addition Mr. Essig acknowledged and agreed that neither such change nor such appointment shall constitute "Good Reason" for purposes of his employment agreement with the Company or any other agreement.

Prior to joining the Company, Mr. Arduini, age 46, has been the Corporate Vice President of the Medication Delivery business at Baxter International Inc., overseeing a number of pharmaceutical and medical device businesses at Baxter. Prior to joining Baxter in 2005, Mr. Arduini served as global general manager of GE Healthcare’s cat scan and functional imaging business. Mr. Arduini spent 15 years at GE Healthcare in a variety of management roles for domestic and global businesses. He also oversaw marketing, market research, product design and engineering program development for its radiology and cardiology franchise. Prior to joining General Electric Company, Mr. Arduini spent four years with Procter & Gamble.

(e)

Consulting Agreement

In connection with Mr. Carlozzi’s retirement, on October 12, 2010, the Compensation Committee of the Board approved the terms of a consulting agreement dated October 12, 2010 between the Company and an entity (the "Consultant") of which Mr. Carlozzi is the principal, for the period beginning on January 4, 2011 and ending on June 15, 2011 (the "Consulting Agreement"). Under the Consulting Agreement, the Consultant will perform consulting services for the Company related to special projects involving the Company’s business under the direction of the Company’s Chief Executive Officer for a fee of $600,000 for the full consulting term, payable $100,000 per month (or for June 2011, for the half month) plus reimbursement of reasonable expenses. The level of consulting services to be provided by the Consultant is equal to 50% of the level of services performed by Mr. Carlozzi prior to his retirement from the Company. The Consulting Agreement also provides for (i) an assignment to the Company of any intellectual property relating to the Company’s business that the Consultant creates relating to the assignments or projects associated with the work performed under the Consulting Agreement and (ii) noncompetition and non-solicitation covenants for one year following the expiration or termination of the Consulting Agreement. In the event that the Company terminates the Consulting Agreement early (other than as a result of a material breach by the Consultant), the Consultant will be paid for the remainder of the consulting fee for the full term of the Consulting Agreement in a lump sum.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the copy of the Consulting Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Employment Agreement with President and Chief Operating Officer

In connection with the appointment of Mr. Arduini as President and Chief Operating Officer, on October 12, 2010, the Compensation Committee approved the terms of an employment agreement dated as of October 12, 2010 between the Company and Mr. Arduini (the "Arduini Agreement"). The following is a summary of the material terms of the Arduini Agreement.

Term

The term of the Arduini Agreement commences on November 1, 2010 and continues until December 31, 2013, unless terminated earlier by either party.

Compensation and Benefits

For 2010 and 2011, the Company will pay Mr. Arduini a base salary of $600,000. Commencing in 2012, the base salary amount is subject to annual review for any increase (but may not be decreased) in the discretion of the Compensation Committee.

The Company will pay Mr. Arduini a cash signing bonus in the amount of $500,000 within 30 days following November 1, 2010 and grant him on November 1, 2010 a signing equity grant of fully vested deferred stock units with a value of $1,500,000, valued as of the grant date, as a partial offset to the potential value of previously-granted incentive awards made to Mr. Arduini by his current employer, Baxter International Inc. The shares underlying the units will be paid out within the 30 day period immediately following the six-month anniversary following Mr. Arduini’s separation from service with the Company.

For 2011, Mr. Arduini will have a guaranteed annual bonus equal to 90% of his annual base salary. In addition, beginning in 2012, Mr. Arduini will be eligible for an annual discretionary bonus targeted at 90% of annual base salary, based on the achievement of performance objectives determined by the Compensation Committee. The annual discretionary bonus opportunity will range from 50% of annual base salary (if threshold performance goals are achieved) to a maximum of 150% of annual base salary. The annual bonus for 2011 will be paid in cash up to an amount that, together with base salary, does not exceed the $1,000,000 deductibility limit under Internal Revenue Code Section 162(m). The remaining non-cash portion of the 2011 annual bonus will be paid in the form of fully vested deferred stock units. Beginning in 2012, the Compensation Committee will determine the extent to which Mr. Arduini’s annual bonus will be paid in cash or in the form of one or more equity-based awards. Any portion of the bonus paid in the form of an equity-based award will be fully vested as of the date of grant.

Further, beginning in 2011, Mr. Arduini will be eligible for an annual discretionary equity-based award with an aggregate target value on the date of grant equal to $1,000,000, based on his performance as evaluated by the Compensation Committee. Any such annual equity award will be allocated 70% in the form of restricted stock units with annual vesting on each of the first, second and third anniversaries of the grant date and 30% in the form of non-qualified stock options. Any annual restricted stock unit grant will be subject to accelerated vesting upon the occurrence of any of the following: (i) a termination of Mr. Arduini’s employment by reason of his "Disability" (as defined in the Arduini Agreement) or death, or (ii) a "Change of Control" (as defined in the Arduini Agreement). Vested shares will be paid out within the 30 day period immediately following the six-month anniversary after Mr. Arduini’s separation from service with the Company.

Any restricted stock unit grants described above will include certain dividend equivalent rights with respect to vested units.

The annual stock option grant will have a six-year term and will vest and be exercisable with respect to 25% of the shares subject thereto on the first anniversary of the grant date and thereafter with respect to 1/36th of the remaining shares on the first business day of each following month. The annual option grant is subject to accelerated vesting in the event of a Change in Control.

Mr. Arduini is also eligible to participate in the Company’s employee benefit plans, stock-based plans and any other plans any other plans and benefits covering executives of the Company.

In addition, the Company will reimburse Mr. Arduini for up to $200,000 of certain relocation-related expenses. Further, the Company will reimburse Mr. Arduini for up to $15,000 in legal fess incurred relating to the negotiation of the Arduini Agreement. The Arduini Agreement does not provide for any tax gross up provision with respect to these reimbursements.

Severance Payments

If Mr. Arduini's employment with the Company is terminated by the Company for a reason other than death, "Disability" or "Cause" or Mr. Arduini terminates his employment with the Company for "Good Reason" (each as defined in the Arduini Agreement), the Company will pay to him a lump sum cash severance amount equal to the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company’s cost of COBRA and life insurance premiums for up to one year following the termination date.

If within 18 months of a Change in Control of the Company, Mr. Arduini’s employment with the Company is terminated by the Company for a reason other than death, Disability or Cause or he terminates employment with the Company for Good Reason, the Company will pay to him a lump sum cash payment equal to 2.99 times the sum of his annual base salary and target bonus, each as of his last day of active employment. In addition, in general, the Company will pay him monthly cash payments equal to the Company’s cost of COBRA and life insurance premiums during the period ending not later than the last day of the scheduled employment term. The Arduini Agreement does not include any tax gross up provision with respect to any severance payments. The above severance benefits are conditioned on Mr. Arduini and the Company executing a mutual release of claims.

Death of Executive

In general, if Mr. Arduini dies during the term of his employment agreement, the Company will pay his spouse (i) a death benefit equal to a lump sum payment equal to Mr. Arduini’s base salary and (ii) monthly cash payments equal to the Company’s cost of COBRA premiums during the period ending not later than the first anniversary of the termination date.

Restrictive Covenants

The Arduini Agreement provides for (i) an assignment to the Company of any intellectual property relating to the Company’s business that Mr. Arduini creates or acquires during his employment with the Company and (ii) certain noncompetition and non-solicitation covenants for one year following the expiration or termination of the Arduini Agreement.

Other

The foregoing description of the Arduini Agreement is qualified in its entirety by reference to the copy of the Arduini Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Employment Agreement with Chief Financial Officer

On October 12, 2010, the Company and John B. Henneman, III, the Company’s Executive Vice President, Finance and Administration, and Chief Financial Officer, entered into Amendment 2010-1 (the "Henneman Amendment") to Mr. Henneman’s Amended and Restated 2005 Employment Agreement with the Company, dated as of December 19, 2005, as amended (the "Henneman Employment Agreement"). The Henneman Amendment extends the term of Mr. Henneman’s employment until January 4, 2013 and provides for automatic one-year extensions thereafter unless either party gives at least six month advance notice of nonrenewal.

In addition, the Henneman Amendment provides that Mr. Henneman will receive (i) a base salary of $525,000 for 2011 and $550,000 for 2012 and (ii) a number of shares of restricted stock to be granted on December 15, 2010 equal in value to $3,000,000 on the date of grant, representing an equity-based award in consideration of his agreement to extend the term of the Henneman Employment Agreement. The restricted stock grant will, subject to the Mr. Henneman’s continued service with the Company, vest in two equal annual installments on the first two anniversaries of the grant date and will be subject to accelerated vesting upon the occurrence of any of the following: (i) termination of Mr. Henneman’s employment by the Company without "Cause" or by Mr. Henneman for "Good Reason," (ii) a "Change in Control" of the Company, (iii) a termination by reason of Mr. Henneman’s "Disability" (each as defined in the Henneman Employment Agreement), or (iv) Mr. Henneman’s death. Further, the Henneman Amendment provides that if his employment terminates a result of the Company’s nonrenewal of the term, the termination would be treated for severance purposes the same as a termination by the Company without Cause. In general, severance for such event includes a lump sum cash payment equal to the sum of Mr. Henneman’s base salary and target bonus (or in the event of a Change in Control, 2.99 times the sum of his base salary and target bonus), monthly payments of the Company’s cost of COBRA and life and disability insurance premiums during a specified period (typically one year, or in the event of a Change in Control, until December 19 of the year following the termination of service), as well as reasonable legal fees and expenses as a result of any such termination relating to a Change in Control. In addition, the Henneman Amendment removes all provisions for any tax gross ups.

The foregoing description of the Henneman Amendment is qualified in its entirety by reference to the copy of the Henneman Amendment which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein. In all other respects not amended, the Henneman Employment Agreement remains in full force and effect.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated herein to this Item 7.01 by reference, is a press release issued on October 12, 2010 by the Company.

Item 9.01 Financial Statements and Exhibits.

10.1 Consulting Agreement, dated October 12, 2010, between Integra LifeSciences Holdings Corporation and the Consultant.
10.2 Employment Agreement, dated as of October 12, 2010, between Integra LifeSciences Holdings Corporation and Mr. Arduini.
10.3 Amendment 2010-1, dated as of October 12, 2010, to Mr. Henneman’s Amended and Restated Employment Agreement between the Company and Mr. Henneman.
10.4 Form of Contract Stock/Restricted Units Agreement (for Signing Grant) for Mr. Arduini.
10.5 Form of Contract Stock/Restricted Units Agreement (for Annual Equity Awards) for Mr.Arduini.
10.6 Form of Non-Qualified Stock Option Agreement for Mr. Arduini.
10.7 Form of Restricted Stock Agreement for Mr. Henneman.
99.1 Press release, issued by Integra LifeSciences Holdings Corporation on October 12, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

October 12, 2010	By:	Stuart M. Essig

Name: Stuart M. Essig
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement, dated October 12, 2010, between Integra LifeSciences Holdings Corporation and the Consultant.
10.2	Employment Agreement, dated as of October 12, 2010, between Integra LifeSciences Holdings Corporation and Mr. Arduini.
10.3	Amendment 2010-1, dated as of October 12, 2010, to Mr. Henneman's Amended and Restated Employment Agreement between the Company and Mr. Henneman.
10.4	Form of Contract Stock/Restricted Units Agreement (for Signing Grant) for Mr. Arduini.
10.5	Form of Contract Stock/Restricted Units Agreement (for Annual Equity Awards) for Mr. Arduini
10.6	Form of Non-Qualified Stock Option Agreement for Mr. Arduini.
10.7	Form of Restricted Stock Agreement for Mr. Henneman.
99.1	Press release issued on October 12, 2010 by Integra LifeSciences Holdings Corporation.